Exhibit 32.2

SECTION 1350 CERTIFICATION
OF CHIEF FINANCIAL OFFICER

Constellation Brands, Inc.
Form 10-Q for Fiscal Quarter Ended May 31, 2006

In connection with the Constellation Brands, Inc. Quarterly Report on Form 10-Q for the Fiscal Quarter Ended May 31, 2006, I, Thomas S. Summer, certify that, to the best of my knowledge:

1.  The quarterly report on Form 10-Q for the Fiscal Quarter Ended May 31, 2006 of Constellation Brands, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the periodic report on Form 10-Q for the Fiscal Quarter Ended May 31, 2006 of Constellation Brands, Inc. fairly presents, in all material respects, the financial condition and results of operations of Constellation Brands, Inc.

Dated: July 10, 2006	/s/ Thomas S. Summer
Thomas S. Summer, Executive Vice President and Chief Financial Officer